Exhibit 99.1

100 Enterprise Dr.

Rockaway, NJ 07866

SB ONE BANCORP REPORTS A 67% INCREASE IN NET INCOME AND DECLARED A CASH DIVIDEND

ROCKAWAY, NEW JERSEY – October 29, 2018 – SB One Bancorp (the “Company”) (Nasdaq: SBBX), the holding company for SB One Bank (the “Bank”), today reported net income of $3.3 million, or $0.42 per basic share and $0.41 per diluted share, for the quarter ended September 30, 2018, an increase of 67%, as compared to $2.0 million, or $0.33 per basic and diluted share, for the same period last year.

The Company’s net income, adjusted for tax effected merger-related expenses of $538 thousand, increased $1.8 million, or 89.5%, to $3.8 million, or $0.48 per diluted share, for the quarter ended September 30, 2018, as compared to the same period last year. The Company’s return on average assets, adjusted for tax effected merger-related expenses, for the quarter ended September 30, 2018, was 1.06%, an increase from 0.86% from the quarter ended September 30, 2017.

The Company reported net income of $7.6 million, or $0.97 per basic share and $0.96 per diluted share, for the nine months ended September 30, 2018, an increase of 46%, as compared to $5.2 million, or $1.00 per basic and diluted share, for the same period last year. The Company’s net income, adjusted for tax effected merger-related expenses and non-recurring rebranding expenses of $3.2 million and $152 thousand, respectively, increased $5.4 million, or 96.5%, to $10.9 million, or $1.39 per diluted share, for the nine months ended September 30, 2018, as compared to the same period last year. The Company’s return on average assets, adjusted for tax effected merger-related expenses and non-recurring rebranding expenses, for the nine months ended September 30, 2018, was 1.05%, an increase from 0.83% for the nine months ended September 30, 2017.

The increase in net income for the three and nine months ended September 30, 2018 was mainly attributable to the merger with Community Bank of Bergen County (“Community Bank”), continued double digit loan growth, the positive impact from the Tax Cut and Jobs Act, and newly enacted New Jersey tax legislation in the third quarter of 2018 and an increase in SB One Insurance Agency pretax profit of over 50% for both periods.

Third Quarter Highlights (Third quarter 2018 as compared to Second quarter 2018)

•	Pretax net income, excluding SB One Insurance Agency, increased 42.7% for third quarter 2018 as compared to second quarter 2018.
•	Average commercial loans grew at an annualized rate of over 20%, which drove total loan growth approximately 15% annualized.
•	Average deposits grew at an annualized rate of 15.2%, driven by:
o	Strong growth in average non-interest bearing demand deposits of approximately 11.6% annualized, which helped drive retail and business deposit growth of $13.6 million, or 5.9%, annualized.
o	In addition to retail and business deposit growth, the Company utilizes wholesale funding sources to augment the Company’s strong commercial loan growth. Wholesale deposit funding, included in money market and time deposits average balances, grew approximately $26 million and represent a better economic alternative to retail deposit promotions.
•	SB One Insurance Agency’s revenue increased over 20% as compared to the third quarter of 2017. However, revenues were lower in the third quarter of 2018 as compared to the second quarter of 2018 due to the cyclical nature of SB One Insurance Agency revenues.
•	Non-interest expense, excluding merger-related expenses and non-recurring rebranding expenses, declined $570 thousand, to $8.4 million for the third quarter 2018, as compared to the second quarter 2018. The Company realized synergies from the merger and benefited in implementing operational efficiency initiatives.

•	During the third quarter of 2018, the Company entered into $75 million of interest rate hedges with a weighted average life of 3.5 years at 2.89%. Such strategy was executed to mitigate some of the projected market rate increases and was effective in the final two weeks of the third quarter of 2018.
•	Diluted EPS, adjusted for tax effected merger-related expenses, increased 9.1% on a linked quarter basis to $0.48 for the third quarter of 2018.
•	Tangible book value per common share increased to $15.79 at September 30, 2018 as compared to $15.13 at December 31, 2017.

“I am very excited to report strong double digit growth in all of our key business units as we build momentum going into 2019.  This success has helped produce a 67% increase in net income, driven by 15% annualized growth in both loans and deposits, while our insurance agency grew its pretax profit by 65%,” said Anthony Labozzetta, President and Chief Executive Officer of SB One Bancorp and SB One Bank.  Mr. Labozzetta also stated, “We continue to execute our strategic plan to build a better bank and we have a couple of strategic initiatives that we expect to complete within the next several months: first, our partnership with Enterprise, which we expect to close in December and fully integrate in February 2019; second, we are also very excited about the future opening of our newest regional banking and lending center in Weehawken, NJ (Hudson County NJ), which is targeted for a first quarter 2019 opening.”

Mr. Labozzetta went on to say, “Although the operating environment continues to present its fair share of headwinds, I’m very optimistic that there are equally as many opportunities for us to continue our disciplined growth and outperformance over the short and long run.  We continue to maintain strong pipelines for loans and deposits, which will help us build our earnings into the foreseeable future.”

Previously Announced Merger with Enterprise Bank N.J.

On June 20, 2018, the Company announced the signing of a definitive agreement and plan of merger pursuant to which the Company will acquire Enterprise Bank N.J. (“Enterprise Bank”) in an all-stock transaction. Based on financials as of June 30, 2018, the combined company will have approximately $1.7 billion in assets, $1.4 billion in gross loans, and $1.3 billion in deposits upon completion of the merger. The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to be completed during the fourth quarter of 2018, subject to approval by Enterprise Bank’s shareholders, as well as regulatory approvals and other customary closing conditions.

Declaration of Quarterly Dividend

On October 24th, the Company’s Board of Directors declared a quarterly cash dividend of $0.075 per share, which is payable on November 26, 2018 to common shareholders of record as of the close of business on November 12, 2018.

Financial Performance

Net Income. For the quarter ended September 30, 2018, the Company reported net income of $3.3 million, or $0.42 per basic and $0.41 per diluted share, as compared to net income of $2.0 million, or $0.33 per basic and diluted share, for the same period last year. The Company’s net income, adjusted for tax effected merger-related expenses of $538 thousand, increased $1.8 million, or 89.5%, to $3.8 million, or $0.48 per diluted share, for the quarter ended September 30, 2018, as compared to the same period last year.

The increase in net income for the quarter ended September 30, 2018 was driven by a $3.4 million, or 45.1%, increase in net interest income resulting from strong loan and deposit growth and a $489 thousand increase in non-interest income driven by insurance commissions and fees. The aforementioned increases were partially offset by a $2.7 million increase in non-interest expenses. The changes were largely attributed to the growth of the Company resulting from the merger with Community Bank, along with non-interest expense savings, double digit loan growth, the positive impacts from the Tax Cut and Jobs Act and newly enacted New Jersey tax legislation in 2018, and a 65% increase in SB One’s Insurance pretax income.

For the nine months ended September 30, 2018, the Company reported net income of $7.6 million, or $0.97 per basic and $0.96 per diluted share, or a 46.2% increase, as compared to net income of $5.2 million, or $1.00 per basic and diluted share, for the same period last year. The Company’s net income, adjusted from tax effected merger-related expenses of $3.2 million and non-recurring rebrand expenses of $152 thousand, respectively, increased $5.4 million, or 96.5%, to $10.9 million, or $1.39 per diluted share, for the nine months ended September 20, 2018, as compared to the same period last year. The changes were largely attributed to the growth of the Company resulting from the merger with Community Bank, along with non-interest expense savings, double digit loan growth, the positive impacts from the Tax Cut and Jobs Act and newly enacted New Jersey tax legislation in 2018, and a 53% increase in SB One’s Insurance pretax income.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $3.5 million, or 45.1%, to $11.2 million for the third quarter of 2018, as compared to $7.7 million for the same period in 2017. The increase in net interest income was largely due to a $456.4 million, or 50.9%, increase in average interest earning assets, principally loans receivable, which increased $373.9 million, or 48.0%. However, the net interest margin decreased by 13 basis points to 3.29% for the third quarter of 2018, as compared to the same period in 2017. The decrease was primarily driven by an increase in wholesale funding to support loan growth, and a $130 thousand decrease in prepayment penalties on commercial loans.

Net interest income on a fully tax equivalent basis increased $11.7 million, or 53.9%, to $33.4 million for the first nine months of 2018 as compared to $21.7 million for the same period in 2017. The increase in net interest income was largely due to a $445.6 million, or 51.8%, increase in average interest earning assets, principally loans receivable, which increased $369.5 million, or 49.9%. The net interest margin increased by 5 basis points to 3.42% for the first nine months of 2018, as compared to the same period in 2017. These increases were largely attributable to the merger with Community Bank.

Provision for Loan Losses. Provision for loan losses decreased $19 thousand, or 5.6%, to $321 thousand for the third quarter of 2018, as compared to $340 thousand for the same period in 2017.

Provision for loan losses increased $100 thousand, or 8.9%, to $1.2 million for the first nine months of 2018, as compared to $1.1 million for the same period in 2017.

Non-interest Income. Non-interest income increased $489 thousand, or 24.1%, to $2.5 million for the third quarter of 2018, as compared to the same period last year. The increase was largely due to an increase of $264 thousand, or 20.9%, in insurance commissions and fees relating to SB One Insurance Agency. In addition, ATM and debit card fees, service fees on deposit accounts, and bank owned life insurance, increased $56 thousand, $46 thousand, and $46 thousand, respectively.

The Company’s non-interest income increased $1.9 million, or 30.6%, to $8.3 million for the first nine months of 2018 as compared to the same period last year. The increase was largely due to growth of $1.1 million in insurance commissions and fees related to SB One Insurance Agency. In addition, other income, bank owned life insurance, service fees on deposit accounts, and ATM and debit card fees, increased $279 thousand, $185 thousand, $147 thousand, and $139 thousand, respectively.

Non-interest Expense. The Company’s non-interest expenses increased $2.7 million to $9.0 million for the third quarter of 2018, as compared to the same period last year. Non-interest expenses, adjusted for merger related expenses of $605 thousand, increased $2.1 million to $8.4 million for the third quarter of 2018 as compared to the same period last year. The increase was largely attributed to the growth of the Company resulting from the merger with Community Bank which represented an estimated $1.4 million in non-interest expenses based on the reported average quarterly non-interest expenses of $2.2 million for the nine months ended September 30, 2017 less approximately 35% in realized projected merger expense savings. The increase in non-interest expenses occurred largely in salaries and employee benefits of $1.3 million, occupancy of $295 thousand, data processing of $145 thousand, which were partially offset by a decrease of $201 thousand in expenses and write-downs related to foreclosed real estate. The merger-related expenses for the third quarter were driven by the announced merger with Enterprise Bank.

The Company’s non-interest expenses increased $11.3 million to $30.1 million for the first nine months of 2018 as compared to the same period last year. Non-interest expenses, adjusted for merger related expenses of $4.3 million, increased $7.5 million to $25.8 million for the first nine months of 2018 as compared to the same period last year. The increase was largely attributed to the growth of the Company resulting from the merger with Community Bank. The increase in non-interest expenses occurred largely in salaries and employee benefits of $4.5 million, data processing of $797 thousand, occupancy of $668 thousand, other expenses of $233 thousand, advertising and promotion of $229 thousand and professional fees of $224 thousand.

Income Tax Expense. The Company’s income tax expenses decreased $49 thousand, or 4.9% to $957 thousand for the third quarter of 2018, as compared to the same period last year. The Company’s effective tax rate for the third quarter of 2018 was 22.6%, as compared to 33.9% for the third quarter of 2017, due to the reduction in the statutory federal tax rate to 21% effective January 1, 2018 and the newly enacted New Jersey tax legislation in 2018.

The Company’s income tax expenses decreased $372 thousand, or 15.2%, to $2.1 million for the first nine months of 2018, as compared to the same period last year. The Company’s effective tax rate for the first nine months of 2018 was 21.5%, as compared to 32.0% for nine months ended September 30, 2017, due to the reduction in the statutory federal tax rate to 21% effective January 1, 2018 and the newly enacted New Jersey tax legislation in 2018.

Financial Condition

At September 30, 2018, the Company’s total assets were $1.5 billion, an increase of $480.3 million, or 49.0%, as compared to total assets of $979.4 million at December 31, 2017. The increase was largely attributable to the merger with Community Bank.

Total loans receivable, net of unearned income, increased $351.0 million, or 42.8%, to $1.2 billion at September 30, 2018, as compared to $820.7 million at December 31, 2017. The merger with Community Bank resulted in an increase in total loans of $236.1 million. During the nine months ended September 30, 2018, the Company also had $166.9 million of commercial loan production, which was partly offset by $35.0 million in commercial loan payoffs.

The Company’s total deposits increased $352.2 million, or 46.2%, to $1.1 billion at September 30, 2018, from $762.5 million at December 31, 2017. The merger with Community Bank resulted in an increase in total deposits of $300.2 million. The growth in deposits was mostly due to an increase in interest bearing deposits of $266.5 million, or 43.2%, and non-interest bearing deposits of $85.7 million, or 58.6%, at September 30, 2018, as compared to December 31, 2017, respectively.

At September 30, 2018, the Company’s total stockholders’ equity was $151.2 million, an increase of $57.0 million when compared to December 31, 2017, largely due to the merger with Community Bank. The Company completed the merger on January 4, 2018 which was the primary driver in an increase in book value per common share of 22.3% from $15.59 at December 31, 2017 to $19.07 at September 30, 2018. At September 30, 2018, the leverage, Tier I risk-based capital, total risk-based capital and common equity Tier I capital ratios for the Bank were 10.51%, 12.74%, 13.48% and 12.74%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The ratio of non-performing assets (“NPAs”), which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets increased to 1.67% at September 30, 2018 from 0.94% at December 31, 2017. NPAs exclude $3.7 million of Purchased Credit-Impaired (“PCI”) loans acquired through the merger with Community Bank. NPAs increased $15.2 million to $24.4 million at September 30, 2018, as compared to $9.2 million at December 31, 2017. Non-accrual loans, excluding $3.7 million of PCI loans, increased $13.7 million, or 228.2%, to $19.8 million at September 30, 2018, as compared to $6.0 million at December 31, 2017. The increase in non-accrual loans was largely attributed to two commercial real estate loans totaling $9.0 million, $1.9 million in loans acquired from Community Bank not classified as PCI, and 7 consumer loans totaling $2.0 million. Loans past due 30 to 89 days totaled $3.3 million at September 30, 2018, representing a decrease of $3.2 million, or 48.6%, as compared to $6.5 million at December 31, 2017.

The Company continues to actively market its foreclosed real estate properties, the value of which increased $382 thousand to $2.7 million at September 30, 2018 as compared to $2.3 million at December 31, 2017. At September 30, 2018, the Company’s foreclosed real estate properties had an average carrying value of approximately $242 thousand per property.

The allowance for loan losses increased $1.3 million, or 17.2%, to $8.6 million, or 0.73% of total loans, at September 30, 2018, compared to $7.3 million, or 0.89% of total loans, at December 31, 2017. The decline in allowance coverage was primarily driven by the addition of Community Bank acquired loans with no allowance for loan losses; such loans were recorded at fair value at the acquisition date. The Company’s outstanding credit mark recorded on the legacy Community Bank portfolio of $212 million totaled $5.7 million at September 30, 2018. The Company’s combined coverage of allowance for loan loss and credit mark on the legacy Community Bank portfolio totaled $14.3 million, or 1.21% of the overall loan portfolio, at September 30, 2018. The Company recorded $1.2 million in provision for loan losses for the nine months ended September 30, 2018 as compared to $1.1 million for the nine months ended September 30, 2017. Additionally, the Company recorded net recoveries of $32 thousand for the nine months ended September 30, 2018, as compared to $321 thousand in net charge-offs for the nine months ended September 30, 2017. The allowance for loan losses as a percentage of non-accrual loans decreased to 43.5% at September 30, 2018 from 121.8% at December 31, 2017.

About SB One Bancorp

SB One Bancorp (Nasdaq: SBBX), is the holding company for SB One Bank, a full-service, commercial bank that operates regionally with 14 branch locations in New Jersey and New York. Established in 1975, SB One Bank's strength is in its ability to build strong personal relationships with its customers and to serve the communities in which it operates. In addition to its branches and loan production offices, SB One Bank offers a full-service insurance agency, SB One Insurance Agency, Inc. and wealth services through SB One Wealth. SB One Bank reinforces its commitment to the communities in which it lives and serves through the SB One Foundation, Inc. which supports various local charitable organizations.

SB One Bancorp was recently added to the Russell 2000® Index and Russell 3000® Index. In 2017, it was recognized as one of the top 29 banks and thrifts nationwide and one of three from New Jersey that comprise the Sandler O’Neill Sm-All Stars Class of 2017. SB One Bancorp is one of the 50 Fastest Growing Companies in New Jersey as ranked by NJBIZ Magazine. SB One Bancorp President and Chief Executive Officer, Anthony Labozzetta, was named one of America’s Business Leaders in Banking by Forbes magazine and American Banker’s Community Banker of the Year in 2016.

For more details on SB One Bank, visit: www.SBOne.bank

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger between SB One Bancorp and Community Bank, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; and (ii) statements that may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project" or similar words. Such statements are based on SB One Bancorp’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) difficulties and delays in integrating the business or fully realizing cost savings and other benefits; (2) operating costs, customer loss and business disruption following the merger with Community Bank, including adverse effects on relationships with employees, may be greater than expected; (3) changes to interest rates; (4) the ability to control costs and expenses; (5) general economic conditions; (6) the success of SB One Bancorp’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business; (7) risks associated with the quality of SB One Bancorp’s assets and the ability of its borrowers to comply with repayment terms, (8) governmental approvals of the merger with Enterprise Bank may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; and (9) the stockholders of Enterprise Bank may fail to approve the merger. Further information about these and other relevant risks and uncertainties may be found in SB One Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in subsequent filings with the Securities and Exchange Commission. SB One Bancorp undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SB ONE BANCORP

Anthony Labozzetta, President/CEO

Steve Fusco, CFO

(p) 844-256-7328

SB ONE BANCORP

SUMMARY FINANCIAL HIGHLIGHTS

(In Thousands, Except Percentages and Per Share Data)

(Unaudited)

					9/30/2018 VS.
	9/30/2018	6/30/2018	12/31/2017	9/30/2017	6/30/2018	12/31/2017	9/30/2017
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$177,547	$179,943	$104,034	$109,053	(1.3)%	70.7%	62.8%
Total loans	1,171,738	1,136,546	820,700	795,124	3.1%	42.8%	47.4%
Allowance for loan losses	(8,594)	(8,264)	(7,335)	(7,502)	4.0%	17.2%	14.6%
Total assets	1,459,642	1,437,302	979,383	956,802	1.6%	49.0%	52.6%
Total deposits	1,114,646	1,061,599	762,491	741,928	5.0%	46.2%	50.2%
Total borrowings and junior subordinated debt	187,756	215,793	118,198	116,556	(13.0)%	58.8%	61.1%
Total shareholders' equity	151,222	148,823	94,193	93,944	1.6%	60.5%	61.0%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$11,217	$11,214	$8,038	$7,732	0.0%	39.5%	45.1%
Provision for loan losses	321	398	459	340	(19.3)%	(30.1)%	(5.6)%
Total other income	2,518	2,881	1,961	2,029	(12.6)%	28.4%	24.1%
Total other expenses	8,963	9,580	6,820	6,294	(6.4)%	31.4%	42.4%
Income before provision for income taxes (tax equivalent)	4,451	4,117	2,720	3,127	8.1%	63.6%	42.3%
Provision for income taxes	957	896	2,039	1,006	6.8%	(53.1)%	(4.9)%
Taxable equivalent adjustment (a)	224	229	168	158	(2.2)%	33.3%	41.8%
Net income	$3,270	$2,992	$513	$1,963	9.3%	537.4%	66.6%

Net income per common share - Basic	$0.42	$0.38	$0.09	$0.33	9.3%	362.2%	26.1%
Net income per common share - Diluted	$0.41	$0.38	$0.09	$0.33	8.4%	359.3%	25.3%
Return on average assets	0.91%	0.85%	0.21%	0.84%	6.1%	325.8%	8.2%
Return on average equity	8.67%	8.10%	2.16%	8.40%	7.0%	302.0%	3.2%
Efficiency ratio (b)	66.34%	69.09%	69.37%	65.54%	(4.0)%	(4.4)%	1.2%
Net interest margin (tax equivalent)	3.29%	3.43%	3.46%	3.42%	(4.1)%	(4.9)%	(3.8)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.28	1.28	1.29	1.29	0.3%	(0.7)%	(0.7)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$33,393			$21,694			53.9%
Provision for loan losses	1,227			1,127			8.9%
Total other income	8,256			6,324			30.6%
Total other expenses	30,137			18,797			60.3%
Income before provision for income taxes (tax equivalent)	10,285			8,094			27.1%
Provision for income taxes	2,068			2,440			(15.2)%
Taxable equivalent adjustment (a)	647			476			35.9%
Net income	$7,570			$5,178			46.2%

Net income per common share - Basic	$0.97			$1.00			(3.0)%
Net income per common share - Diluted	$0.96			$1.00			(4.0)%
Return on average assets	0.72%			0.77%			(5.9)%
Return on average equity	6.84%			9.33%			(26.7)%
Efficiency ratio (b)	73.50%			68.25%			7.7%
Net interest margin (tax equivalent)	3.42%			3.37%			1.5%
Avg. interest earning assets/Avg. interest bearing liabilities	1.28			1.26			1.5%

SHARE INFORMATION:
Book value per common share	$19.07	$18.77	$15.59	$15.55	1.6%	22.3%	22.6%
Tangible book value per common share	15.79	15.48	15.13	15.09	2.0%	4.4%	4.7%
Outstanding shares- period ending	7,929,613	7,929,613	6,040,564	6,040,180	—%	31.3%	31.3%
Average diluted shares outstanding (year to date)	7,868,280	7,848,468	5,404,381	5,200,466	0.3%	45.6%	51.3%

CAPITAL RATIOS:
Total equity to total assets	10.36%	10.35%	9.62%	9.82%	0.1%	7.7%	5.5%
Leverage ratio (c)	10.51%	10.62%	11.86%	12.14%	(1.0)%	(11.4)%	(13.4)%
Tier 1 risk-based capital ratio (c)	12.74%	12.87%	14.26%	14.82%	(1.0)%	(10.7)%	(14.0)%
Total risk-based capital ratio (c)	13.48%	13.60%	15.17%	15.80%	(0.9)%	(11.1)%	(14.7)%
Common equity Tier 1 capital ratio (c)	12.74%	12.87%	14.26%	14.82%	(1.0)%	(10.7)%	(14.0)%

ASSET QUALITY:
Non-accrual loans (e)	$19,758	$18,601	$6,020	$6,604	6.2%	228.2%	199.2%
Loans 90 days past due and still accruing	—	—	—	—	—%	—%	—%
Troubled debt restructured loans ("TDRs") (d)	1,986	1,784	932	939	11.3%	113.1%	111.5%
Foreclosed real estate	2,657	3,414	2,275	2,275	(22.2)%	16.8%	16.8%
Non-performing assets ("NPAs")	$24,401	$23,799	$9,227	$9,818	2.5%	164.5%	148.5%

Foreclosed real estate, criticized and classified assets (e)	$22,945	$22,529	$18,992	$20,285	1.8%	20.8%	13.1%
Loans past due 30 to 89 days	$3,339	$2,868	$6,497	$1,628	16.4%	(48.6)%	105.1%
Charge-offs (Recoveries) , net (quarterly)	$(9)	$(38)	$626	$3	(76.3)%	(101.4)%	(400.0)%
Charge-offs (Recoveries) , net as a % of average loans (annualized)	(0.00)%	(0.01)%	0.31%	0.00%	(77.1)%	(101.0)%	(302.7)%
Non-accrual loans to total loans	1.69%	1.64%	0.73%	0.83%	3.0%	129.9%	103.0%
NPAs to total assets	1.67%	1.66%	0.94%	1.03%	1.0%	77.4%	62.9%
NPAs excluding TDR loans (d) to total assets	1.54%	1.53%	0.85%	0.93%	0.3%	81.3%	65.5%
Non-accrual loans to total assets	1.35%	1.29%	0.61%	0.69%	4.6%	120.2%	96.1%
Allowance for loan losses as a % of non-accrual loans	43.50%	44.43%	121.84%	113.60%	(2.1)%	(64.3)%	(61.7)%
Allowance for loan losses to total loans	0.73%	0.73%	0.89%	0.94%	0.9%	(17.9)%	(22.3)%

(a) Full taxable equivalent basis, using a 21% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income

(c) SB One Bank capital ratios

(d) Troubled debt restructured loans currently performing in accordance with renegotiated terms

(e) PCI loans acquired through merger with Community Bank excluded from non-accrual loans and criticized and classified assets totaled $3.7 million

SB ONE BANCORP

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

ASSETS	September 30, 2018	December 31, 2017

Cash and due from banks	$8,394	$3,270
Interest-bearing deposits with other banks	6,316	8,376
Cash and cash equivalents	14,710	11,646

Interest bearing time deposits with other banks	200	100
Securities available for sale, at fair value	172,658	98,730
Securities held to maturity	4,889	5,304
Other Bank Stock, at cost	8,804	4,925

Loans receivable, net of unearned income	1,171,738	820,700
Less: allowance for loan losses	8,594	7,335
Net loans receivable	1,163,144	813,365

Foreclosed real estate	2,657	2,275
Premises and equipment, net	18,520	8,389
Accrued interest receivable	5,323	2,472
Goodwill and intangibles	25,987	2,820
Bank-owned life insurance	30,580	22,054
Other assets	12,170	7,303

Total Assets	$1,459,642	$979,383

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$231,846	$146,167
Interest bearing	882,800	616,324
Total Deposits	1,114,646	762,491

Borrowings	159,900	90,350
Accrued interest payable and other liabilities	6,018	4,501
Subordinated debentures	27,856	27,848

Total Liabilities	1,308,420	885,190

Total Stockholders' Equity	151,222	94,193

Total Liabilities and Stockholders' Equity	$1,459,642	$979,383

SB ONE BANCORP

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollars In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
INTEREST INCOME

Loans receivable, including fees	$13,009	$8,556	$37,471	$24,030
Securities:
Taxable	936	379	2,476	1,064
Tax-exempt	442	314	1,272	943
Interest bearing deposits	23	6	69	28
Total Interest Income	14,410	9,255	41,288	26,065

INTEREST EXPENSE
Deposits	2,156	963	5,273	2,532
Borrowings	943	398	2,323	1,358
Junior subordinated debentures	318	320	946	957
Total Interest Expense	3,417	1,681	8,542	4,847

Net Interest Income	10,993	7,574	32,746	21,218
PROVISION FOR LOAN LOSSES	321	340	1,227	1,127
Net Interest Income after Provision for Loan Losses	10,672	7,234	31,519	20,091

OTHER INCOME
Service fees on deposit accounts	320	274	959	812
ATM and debit card fees	254	198	717	578
Bank owned life insurance	190	144	563	378
Insurance commissions and fees	1,527	1,263	5,261	4,153
Investment brokerage fees	29	9	92	12
(Loss) gain on securities transactions	-	(26)	36	51
Gain (loss) on disposal of fixed assets	-	-	9	-
Other	198	167	619	340
Total Other Income	2,518	2,029	8,256	6,324

OTHER EXPENSES
Salaries and employee benefits	5,033	3,755	15,502	10,990
Occupancy, net	757	462	2,086	1,418
Data processing	710	565	2,440	1,643
Furniture and equipment	286	231	893	705
Advertising and promotion	147	64	488	259
Professional fees	383	303	1,002	778
Director fees	121	94	410	290
FDIC assessment	183	49	393	193
Insurance	35	70	182	202
Stationary and supplies	59	42	205	118
Merger-related expenses	605	1	4,344	482
Loan collection costs	53	23	203	75
Expenses and write-downs related to foreclosed real estate	20	221	228	298
Amortization of intangible assets	61	-	182	-
Other	510	414	1,579	1,346
Total Other Expenses	8,963	6,294	30,137	18,797

Income before Income Taxes	4,227	2,969	9,638	7,618
INCOME TAX EXPENSE	957	1,006	2,068	2,440
Net Income	$3,270	$1,963	$7,570	$5,178

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized (loss) gains on available for sale securities arising during the period	$(1,383)	$(10)	(3,903)	$1,810
Fair value adjustments on derivatives	779	(63)	2,214	(478)
Reclassification adjustment for net loss (gain) on securities transactions included in net income	-	26	(36)	(51)
Income tax related to items of other comprehensive income (loss)	106	18	400	(513)
Other comprehensive (loss) income, net of income taxes	(498)	(29)	(1,325)	768
Comprehensive income	$2,772	$1,934	6,245	$5,946

EARNINGS PER SHARE

Basic	$0.42	$0.33	$0.97	$1.00
Diluted	$0.41	$0.33	$0.96	$1.00

 SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended September 30,
	2018			2017
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$63,752	$666	4.14%	$45,252	$472	4.14%
Taxable	126,961	936	2.92%	66,235	379	2.27%
Total securities	190,713	1,602	3.33%	111,487	851	3.03%
Total loans receivable (1) (4)	1,152,741	13,009	4.48%	778,809	8,556	4.36%
Other interest-earning assets	10,219	23	0.89%	6,945	6	0.34%
Total earning assets	1,353,673	14,634	4.29%	897,241	9,413	4.16%

Non-interest earning assets	97,181			46,944
Allowance for loan losses	(8,388)			(7,237)
Total Assets	$1,442,466			$936,948

Sources of Funds:
Interest bearing deposits:
NOW	$257,671	$365	0.56%	$181,631	$150	0.33%
Money market	125,430	538	1.70%	99,547	243	0.97%
Savings	213,152	266	0.50%	137,559	72	0.21%
Time	262,244	987	1.49%	173,553	498	1.14%
Total interest bearing deposits	858,497	2,156	1.00%	592,290	963	0.65%
Borrowed funds	170,168	943	2.20%	74,939	398	2.11%
Subordinated debentures	27,854	318	4.53%	27,845	320	4.56%
Total interest bearing liabilities	1,056,519	3,417	1.28%	695,074	1,681	0.96%

Non-interest bearing liabilities:
Demand deposits	228,993			144,231
Other liabilities	6,081			4,193
Total non-interest bearing liabilities	235,074			148,424
Stockholders' equity	150,873			93,450
Total Liabilities and Stockholders' Equity	$1,442,466			$936,948

Net Interest Income and Margin (5)		11,217	3.29%		7,732	3.42%
Tax-equivalent basis adjustment		(224)			(158)
Net Interest Income		$10,993			$7,574

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 21% in 2018 and 39% in 2017 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended September 30, 2018			Three Months Ended June 30, 2018
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$63,752	$666	4.14%	$64,726	$678	4.20%
Taxable	126,961	936	2.92%	126,462	804	2.55%
Total securities	190,713	1,602	3.33%	191,188	1,482	3.11%
Total loans receivable (1) (4)	1,152,741	13,009	4.48%	1,112,480	12,562	4.53%
Other interest-earning assets	10,219	23	0.89%	8,246	16	0.78%
Total earning assets	1,353,673	14,634	4.29%	1,311,914	14,060	4.30%

Non-interest earning assets	97,181			96,979
Allowance for loan losses	(8,388)			(8,077)
Total Assets	$1,442,466			$1,400,816

Sources of Funds:
Interest bearing deposits:
NOW	$257,671	$365	0.56%	$250,143	$347	0.56%
Money market	125,430	538	1.70%	91,597	287	1.26%
Savings	213,152	266	0.50%	220,075	191	0.35%
Time	262,244	987	1.49%	263,248	834	1.27%
Total interest bearing deposits	858,497	2,156	1.00%	825,063	1,659	0.81%
Borrowed funds	170,168	943	2.20%	173,841	874	2.02%
Subordinated debentures	27,854	318	4.53%	27,852	313	4.51%
Total interest bearing liabilities	1,056,519	3,417	1.28%	1,026,756	2,846	1.11%

Non-interest bearing liabilities:
Demand deposits	228,993			222,558
Other liabilities	6,081			3,736
Total non-interest bearing liabilities	235,074			226,294
Stockholders' equity	150,873			147,766
Total Liabilities and Stockholders' Equity	$1,442,466			$1,400,816

Net Interest Income and Margin (5)		11,217	3.29%		11,214	3.43%
Tax-equivalent basis adjustment		(224)			(229)
Net Interest Income		$10,993			$10,985

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 21% in 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2018			2017
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$61,187	$1,919	4.19%	$46,188	$1,419	4.11%
Taxable	124,756	2,476	2.65%	65,169	1,064	2.18%
Total securities	185,943	4,395	3.16%	111,357	2,483	2.98%
Total loans receivable (1) (4)	1,109,975	37,471	4.51%	740,451	24,030	4.34%
Other interest-earning assets	10,456	69	0.88%	8,976	28	0.42%
Total earning assets	1,306,374	41,935	4.29%	860,784	26,541	4.12%

Non-interest earning assets	96,629			44,474
Allowance for loan losses	(7,993)			(6,974)
Total Assets	$1,395,010			$898,284

Sources of Funds:
Interest bearing deposits:
NOW	$255,823	$1,110	0.58%	$180,378	$399	0.30%
Money market	104,603	1,073	1.37%	91,614	593	0.87%
Savings	218,359	534	0.33%	137,901	215	0.21%
Time	263,533	2,556	1.30%	165,861	1,325	1.07%
Total interest bearing deposits	842,318	5,273	0.84%	575,754	2,532	0.59%
Borrowed funds	152,178	2,323	2.04%	79,999	1,358	2.27%
Subordinated debentures	27,852	946	4.54%	27,842	957	4.60%
Total interest bearing liabilities	1,022,348	8,542	1.12%	683,595	4,847	0.95%

Non-interest bearing liabilities:
Demand deposits	220,156			136,642
Other liabilities	4,978			4,050
Total non-interest bearing liabilities	225,134			140,692
Stockholders' equity	147,528			73,997
Total Liabilities and Stockholders' Equity	$1,395,010			$898,284

Net Interest Income and Margin (5)		33,393	3.42%		21,694	3.37%
Tax-equivalent basis adjustment		(647)			(476)
Net Interest Income		$32,746			$21,218

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 21% in 2018 and 39% in 2017 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

Segment Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended and as of September 30, 2018			Three Months Ended and as of September 30, 2017
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$10,993	$-	$10,993	$7,574	$-	$7,574
Other income from external sources	967	1,551	2,518	756	1,273	2,029
Depreciation and amortization	455	7	462	255	6	261
Income before income taxes	3,907	320	4,227	2,775	194	2,969
Income tax expense (1)	829	128	957	928	78	1,006
Total assets	1,453,536	6,106	1,459,642	950,661	6,141	956,802

	Three Months Ended and as of September 30, 2018			Three Months Ended and as of June 30, 2018
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$10,993	$-	$10,993	$10,985	$-	$10,985
Other income from external sources	967	1,551	2,518	1,009	1,872	2,881
Depreciation and amortization	455	7	462	444	6	450
Income before income taxes	3,907	320	4,227	3,288	600	3,888
Income tax expense (1)	829	128	957	656	240	896
Total assets	1,453,536	6,106	1,459,642	1,425,250	12,052	1,437,302

	Nine Months Ended and as of September 30, 2018			Nine Months Ended and as of September 30, 2017
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$32,746	$-	$32,746	$21,218	$-	$21,218
Other income from external sources	2,901	5,355	8,256	2,141	4,183	6,324
Depreciation and amortization	1,347	19	1,366	780	19	799
Income before income taxes	7,809	1,829	9,638	6,424	1,194	7,618
Income tax expense (1)	1,336	732	2,068	1,962	478	2,440
Total assets	1,453,536	6,106	1,459,642	950,661	6,141	956,802

(1) Calculated at statutory tax rate of 28.1% in 2018 and 39.9% in 2017 for the insurance services segment

SB ONE BANCORP

Non-GAAP Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended September 30,
	2018	2017
Net income (GAAP)	$3,270	$1,963
Merger related expenses net of tax (1)	538	1
S-3 Registration filing expenses net of tax (1)	-	45
Net income, as adjusted	$3,808	$2,009

Average diluted shares outstanding (GAAP)	7,910,449	6,000,704
Average diluted shares from capital raise (2)	-	1,249,999
Average diluted shares outstanding, as adjusted	7,910,449	4,750,705
Diluted EPS, as adjusted	$0.48	$0.42
Return on average assets, as adjusted	1.06%	0.86%
Return on average equity, as adjusted	10.10%	8.60%

(1) Merger related expense net of tax expense of $67 thousand QTD 2018; S-3 Registration filing net of  tax expense of $30 thousand QTD 2017.

(2) Represents 1,249,999 common stock shares issued and outstanding as part of the capital raise completed on June 21, 2017.

	Three Months Ended
	September 30, 2018	June 30, 2018
Net income (GAAP)	$3,270	$2,992
Merger related expenses net of tax (1)	538	321
Non-recurring rebrand expenses net of tax (2)	-	152
Net income, as adjusted	$3,808	$3,465

Average diluted shares outstanding (GAAP)	7,910,449	7,911,379
Diluted EPS, as adjusted	$0.48	$0.44
Return on average assets, as adjusted	1.06%	0.99%
Return on average equity, as adjusted	10.10%	9.38%

(1) Merger related expense net of tax expense of $67 thousand QTD September 2018, $125 thousand QTD June 2018.

(2) Non-recurring rebrand expenses net of tax expense of $54 thousand

	Nine Months Ended September 30,
	2018	2017
Net income (GAAP)	$7,570	$5,178
Merger related expenses net of tax (1)	3,220	345
Non-recurring rebrand expenses net of tax (2)	152	-
S-3 Registration filing expenses net of tax (1)	-	45
Net income, as adjusted	$10,942	$5,568

Average diluted shares outstanding (GAAP)	7,868,280	5,200,466
Average diluted shares from capital raise (3)	-	462,454
Average diluted shares outstanding, as adjusted	7,868,280	4,738,012
Diluted EPS, as adjusted	$1.39	$1.18
Return on average assets, as adjusted	1.05%	0.83%
Return on average equity, as adjusted	9.89%	10.03%

(1) Merger related expenses net of tax expenses $1.1 million YTD 2018 and $137 thousand YTD 2017; S-3 registration filing net of tax expenses of $30 thousand in 2017.

(2) Non-recurring rebrand expenses net of tax expense of $54 thousand

(3) Calculation is based on 1,249,999 common stock shares issued and outstanding as part of the capital raise completed on June 21, 2017 divided by the number of days in the period.